CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-39377) and related Prospectus of SmartServ Online, Inc. for the registration of 8,165,000 shares of its common stock and to the incorporation by reference therein of our report dated October 6, 1997, with respect to the financial statements of SmartServ Online, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended June 30, 1997 filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP



Stamford, CT.
February 20, 1998



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